Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 26, 2019 (September 16, 2019, as to the effects of the reverse stock split described in Notes 2 and 19), relating to the consolidated financial statements of Oportun Financial Corporation and subsidiaries included in the Prospectus of Oportun Financial Corporation filed pursuant to Rule 424(b) under the Securities Act.

/s/ DELOITTE & TOUCHE LLP

San Francisco, CA

September 27, 2019